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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: June 19, 2008
                 Date of Earliest Event Reported: June 13, 2008



                         WORLD WASTE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                   CALIFORNIA
                 (State or Other Jurisdiction of Incorporation)


          1-11476                                95-3977501
---------------------------        --------------------------------------
 (Commission File Number)           (I.R.S. EmployerIdentification No.)


 13500 EVENING CREEK DRIVE, SUITE 440, SAN DIEGO, CALIFORNIA          92128
------------------------------------------------------------      --------------
         (Address of Principal Executive Offices)                  (Zip Code)


                                 (858) 391-3400
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 1.01         ENTRY INTO A MATERIAL AGREEMENT

         As previously reported, on March 7, 2008, World Waste Technologies, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement"), with Clean Earth Solutions, Inc. ("CES"), pursuant to which CES agreed to acquire specified assets of the Company and the parties agreed to settle an arbitration proceeding.

         Pursuant to the Agreement, (i) the Company agreed to sell to CES specified assets relating to the "front end" process of the Company's plant located in Anaheim, California for a cash payment to the Company of $500,000 (the "First Closing"), (ii) the Company and CES agreed to settle the BPI Matter as described below) in exchange for a payment (the "Settlement Payment") to the Company of $640,000 (the "Second Closing") and (iii) the Company agreed to sell to CES all of the Company's intellectual property rights in the pressurized steam classification process (including all of the Company's rights in the Patent Assignment Agreement between the Company and the University of Alabama-Huntsville and in the underlying patent) in exchange for a payment to the Company of $800,000 (of which $236,000 was previously paid by CES to the Company) (the "Third Closing"). The Company also agreed to terminate all of its research and development on the PSC Process or any generally similar municipal solid waste autoclaving process. The Agreement does not prohibit the Company from licensing or otherwise acquiring in the future any autoclaving technology, including any municipal solid waste autoclaving process that is similar to the PSC Process, or from engaging in any other research and development activities.

         On March 7, 2008, CES paid $500,000 to WWT and the First Closing was consummated.

         As previously disclosed by the Company, during the start-up phase of the Company's initial plant in Anaheim, California, it became aware of design issues related to the steam classification vessels that it had intended to use in its operations. The steam vessels were designed and fabricated on the Company's behalf by Bio-Products International, Inc. ("BPI") pursuant to a contract entered into with BPI in July 2004 and a related sub-license agreement. In April, 2007, the Company filed a lawsuit against BPI in the Superior Court of the State of California alleging, among other things, breach of contract and negligence with respect to the construction of the vessels. Subsequently, the court ordered that the matter be resolved by binding arbitration (the "BPI Matter"). On June 13, 2008, and in accordance with the terms of the Agreement, the Company, CES and its affiliates, and BPI and its affiliates, entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement"), pursuant to which all claims amongst the parties relating to the BPI matter were released, the agreements between the Company and BPI were terminated, and CES made the Settlement Payment of $640,000 to the Company.

         The Company has agreed with CES to extend the period of time in which it has to consummate the Third Closing to July 31, 2008.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  June 19, 2008                          WORLD WASTE TECHNOLOGIES, INC.


                                              By:  /S/ JOHN PIMENTEL
                                                   ---------------------------
                                                   John Pimentel
                                                   CHIEF EXECUTIVE OFFICER